UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2010

COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 250-8700

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Preferred Unit Repurchase

Colonial Properties Trust’s (the “Trust’s”) operating partnership, Colonial Realty Limited Partnership (“CRLP”), has reached an agreement in principal to repurchase approximately half of the 2,000,000 of outstanding 7.25% Series B Cumulative Redeemable Preferred Units of CRLP, par value $50.00 per unit (the “Preferred Units”), from the existing holders for approximately $47.0 million (plus accrued but unpaid dividends). The Preferred Units had originally been issued in a private placement in February 1999 and are exchangeable for 7.25% Series B Preferred Shares of the Trust, in whole or in part at anytime on or after January 1, 2014, at the option of the holders. The repurchase is subject to the negotiation and completion of appropriate documentation and the satisfaction of customary closing conditions. The repurchase is currently expected to occur in December 2010. If completed, the Trust anticipates that CRLP will use funds from its existing unsecured credit facility to fund the purchase price.

Approval of New At-the-Market Equity Offering Program

On December 6, 2010, the Board of Trustees of the Trust approved the issuance of up to $100.0 million of the Trust’s common shares of beneficial interest, par value $0.01 per share, under a new “at-the-market” equity offering program under the Trust’s existing shelf registration statement. The foregoing statement shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Trust’s common shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualifications under the securities law of any such state or jurisdiction.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company or the Operating Partnership under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

* * *

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, economic, business and real estate conditions and markets, including recent deterioration in the economy and high unemployment in the U.S., together with the downturn in the overall U.S. housing market resulting in weakness in the multifamily market and the extent, strength and duration of the current recession or recovery; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the Company’s ability to continue to maintain its status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency actions on the cost and availability of new debt financings; level and volatility of interest or capitalization rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the Company assumes no responsibility to update the information in this Current Report on Form 8-K.

The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as may be updated or supplemented in the Company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the Company’s results.

This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of Colonial Properties Trust (“CLP”) and Colonial Realty Limited Partnership (“CRLP”) to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

Date: December 6, 2010

By: /s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III
President and Chief Financial Officer

COLONIAL REALTY LIMITED PARTNERSHIP

By:  Colonial Properties Trust, its general partner

Date: December 6, 2010

By: /s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III
President and Chief Financial Officer